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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Raytheon Company (Raytheon) for the registration of $3,000,000,000 debt and equity securities and to the incorporation by reference therein of our report dated February 18, 1997, with respect to the financial statements of the Defense Business of Texas Instruments Incorporated included in Raytheon's Current Report on Form 8-K dated March 14, 1997, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP


Dallas, Texas
January 9, 1998